UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013 (September 25, 2013)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-53919	26-3215092
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

    On September 25, 2013, ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) and ICON ECI Fund Fifteen, L.P., an entity managed by Fund Fourteen’s investment manager (“Fund Fifteen”), participated in a $20,000,000 loan facility by making a secured term loan in the aggregate amount of $4,000,000 (the “Term Loan”) to Asphalt Carrier Shipping Company Limited (the “Borrower”), of which $2,200,000 was made by Fund Fourteen and $1,800,000 was made by Fund Fifteen.  The proceeds of the Term Loan were used by the Borrower to partially refinance the asphalt carrying vessel, Asphalt Carrier (the “Vessel”).

Interest on the Term Loan accrues at a rate of 15.5% per year and is payable quarterly in arrears for a period of six years beginning on the drawdown date. In addition, in connection with the Term Loan, the Borrower paid origination fees to Fund Fourteen and Fund Fifteen. The Term Loan is secured by a first priority security interest in the Vessel, earnings from the Vessel and the equity interests of the Borrower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
By: ICON GP 14, LLC, its General Partner

Dated: September 30, 2013	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer